EXHIBIT 12.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF THE SARBANES- OXLEY ACT OF 2002

I, Thomas Mika, certify that:

1.	I have reviewed this annual report on Form 20-F/A of POET Technologies Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 18, 2018

By:	/s/ Thomas Mika
Thomas Mika
Chief Financial Officer